August 24, 2005
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549-7561
Dear Sirs/Madams:
We have read Item 4 of MidSouth Bancorp, Inc. Form 8-K dated August 24, 2005, and we agree with the statements made therein.
Yours truly,
DELOITTE & TOUCHE LLP
New Orleans, Louisiana